UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 12, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2014, USEC Inc. (“USEC” or the “Company”) and its subsidiary American Centrifuge Demonstration, LLC (“ACD”) entered into Amendment No. 015 to the cooperative agreement dated June 12, 2012 between the U.S. Department of Energy (“DOE”) and USEC and ACD (the “Amendment”) for the research, development and demonstration (“RD&D”) program for the American Centrifuge project. The Amendment provides additional government obligated funds of approximately $16.7 million, bringing total government obligated funding to approximately $279.55 million. Previously, in late January 2014, the cooperative agreement was extended to April 15, 2014, and an additional Budget Period from January 29, 2014 to April 15, 2014 (“Budget Period 3”) was added with an estimated Budget Period 3 Cost of approximately $28.8 million. Of this amount, the estimated Budget Period 3 Government Share is approximately $23.05 million and the estimated Budget Period 3 USEC Share is approximately $5.76 million. At that time, DOE provided additional government obligated funds of approximately $5.9 million and this Amendment provides an additional approximately $16.7 million for a total of approximately $22.6 million of the approximately $23.05 million estimated Budget Period 3 Government Share. The balance of the Government Share of the estimated Budget Period 3 Cost (which balance is approximately $450,000) is anticipated to be provided in the near future.

The cooperative agreement provides funding for a cost-share RD&D program to demonstrate the American Centrifuge technology through the construction and operation of a commercial demonstration cascade of 120 centrifuge machines and to sustain the domestic U.S. centrifuge technical and industrial base for national security purposes and potential commercialization of the American Centrifuge technology. The cooperative agreement provides for 80% DOE and 20% USEC cost sharing for work performed during the period June 1, 2012 through April 15, 2014. DOE’s contribution has been and continues to be incrementally funded. The Total Estimated Cost of the cooperative agreement is $350 million, with the Total Estimated Government Share $280 million and the Total Estimated USEC Share $70 million.

The other terms and conditions, including the milestones and performance indicators under the RD&D program were not changed by the Amendment. To date, the Company has achieved or exceeded all of the milestones and performance indicators on or ahead of schedule and on or under budget.

At DOE’s discretion, and subject to the requirements of the cooperative agreement and the availability of appropriations or other sources of consideration, DOE may provide funding for future funding periods through further amendments(s) of the cooperative agreement. The government fiscal year 2014 omnibus appropriations bill passed by Congress and signed by the President on January 17, 2014, appropriated $62 million for the RD&D program for the government fiscal year 2014. That amount includes $29.3 million that had been previously provided under the cooperative agreement pursuant to the continuing resolutions that funded government operations in government fiscal year 2014 prior to the enactment of the omnibus appropriations bill and the additional $22.6 million provided under the cooperative agreement by DOE since its passage. The omnibus appropriations bill also provides DOE with authority to transfer up to an additional $56.65 million of funding within DOE’s National Nuclear Security Administration appropriations to fund the RD&D program subject to further approval of the House and Senate Appropriations Committees. To obtain such approvals, the Secretary of Energy must notify Congress and submit to the Appropriations Committees a cost-benefit analysis of available and prospective domestic enrichment technologies for national security needs and the scope, schedule and cost of the Secretary’s preferred option. The balance of the 2014 omnibus appropriations and such transfer authority funding if made available could fund an extension of the RD&D program. However, there is no assurance that the RD&D program will be extended beyond April 15, 2014 or that additional funding will be made available. In the event the RD&D program is not extended or additional funding is not made available, USEC could demobilize or terminate the American Centrifuge project.

DOE’s remaining cost share is conditioned upon USEC continuing to meet all milestones and deliverables on schedule, USEC continuing to demonstrate to DOE’s satisfaction its ability to meet future milestones, and the availability of such government funding.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, as described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the transition of the Paducah gaseous diffusion plant and uncertainty regarding the economics of and continued funding for the American Centrifuge project and the potential for a demobilization or termination of the project; the impact of enrichment market conditions, increased project costs and other factors on the economics of the American Centrifuge project and our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty regarding the timing, amount and availability of additional funding for the RD&D program and the dependency of government funding on Congressional appropriations; limitations on our ability to provide any required cost sharing under the RD&D program; uncertainty concerning our ability through the RD&D program to demonstrate the technical and financial readiness of the centrifuge technology for commercialization; uncertainty regarding our ability to satisfy the conditions to complete our proposed restructuring, including our ability to reach a mutually acceptable agreement with B&W and Toshiba regarding the treatment of their Preferred Stock and Warrants and their willingness to make additional investments in ACP, and our ability to reach agreement regarding acceptable terms of any DIP Facility and Exit Facility, and the potential for termination of the Plan Support Agreement we have entered into with noteholders; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof and the potential for a demobilization or termination of the project if additional government support is not in place at the end of the RD&D program; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of the need to raise additional capital to finance the project; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; the potential for DOE to seek to terminate or exercise its remedies under the RD&D cooperative agreement or June 2002 DOE-USEC agreement; changes in U.S. government priorities and the availability of government funding, including loan guarantees; risks related to our inability to repay our convertible notes at maturity in October 2014 if we are not successful in implementing the Plan; risks related to our ability to manage our liquidity without a credit facility; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

February 18, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)